UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2025

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(877) 646-3374

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2025, Gryphon Digital Mining, Inc. (the “Company”) completed a special meeting of stockholders (the “Special Meeting”). The number of shares of common stock, par value $0.0001 per share (the “Common Stock”), entitled to vote at the Special Meeting was 69,346,000 shares. The number of shares of Common Stock present or represented by valid proxy at the Special Meeting was 43,018,593 shares. At the Special Meeting, the Company’s stockholders:

●	approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to increase the total number of authorized shares of Common Stock, from 150,000,000 to 500,000,000 (the “Authorized Shares Proposal”);

●	approved and adopted an amendment to the Charter to effect a reverse stock split (the “Reverse Split”) of the issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Company’s board of directors (the “Board”) in its discretion and without further approval or authorization of stockholders (the “Reverse Split Proposal”);

●	did not approve amendments to the Charter to declassify the Board and make related changes (the “Declassification Proposal”);

●	approved, in accordance with Nasdaq Listing Rules 5635(b) and (d), the issuance of shares of Common Stock upon conversion of a Loan, Guaranty and Security Agreement and exercise of certain warrants, each entered into in connection with a Debt Repayment and Exchange Agreement between the Company and Anchorage Lending CA, LLC (collectively, the “Anchorage Agreements”), in the event such conversion and/or exercise, together with the shares of Common Stock issued in connection with the Anchorage Agreements, are in excess of 20% of outstanding Common Stock (the “Issuance Proposal”); and

●	approved the adjournment of the Special Meeting to the extent there were insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”). Although the Adjournment Proposal was approved, the Company did not adjourn the Special Meeting to solicit additional proxies to approve the Declassification Proposal.

The following is a tabulation of the voting on the proposals presented at the Special Meeting:

Proposal No. 1 – Authorized Shares Proposal

The Authorized Shares Proposal to increase the total number of authorized shares of Common Stock, from 150,000,000 to 500,000,000, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
38,075,557	4,059,178	883,858

Proposal No. 2 – Reverse Split Proposal

The Reverse Split at a specific ratio ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
38,255,950	3,878,779	883,864

Proposal No. 3 – Declassification Proposal

The Declassification Proposal was not approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
26,669,565	5,959,720	904,517

Proposal No. 4 – Issuance Proposal

The Issuance Proposal was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
18,331,530	6,027,447	9,174,825

Proposal No. 5 - Adjournment Proposal

The Adjournment Proposal to adjourn the Special Meeting to the extent there were insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
35,919,511	6,106,696	992,386

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: May 27, 2025	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer

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